EXHIBIT A

                             JOINT FILING AGREEMENT

          The undersigned hereby agree that the statement on Schedule 13D dated January 3, 1997 with respect to the Common Stock of Resource America, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

          This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.



Dated:  January 3, 1997



                                        KRAMER SPELLMAN L.P.


                                            By:  /s/ Orin S. Kramer
                                                Name: Orin S. Kramer
                                                Title: a General Partner


                                            By: /s/ Jay Spellman
                                                Name: Jay Spellman
                                                Title: a General Partner


                                                     /s/ Orin S. Kramer
                                                     ------------------
                                                     Orin S. Kramer


                                                     /s/ Jay Spellman
                                                     ------------------
                                                      Jay Spellman